Exhibit 99.1

BioPharm America 2014 September 24, 2014

Forward Looking Statements Certain statements that will be made during this presentation constitute forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. These statements are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward - looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, including the continued development, market and regulatory acceptance of our dietary supplement products, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices and the outcome of the ongoing investigations as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10 - K for the fiscal year ended December 31, 2013 filed on March 17, 2014., and our latest 10 - Q Report filed on August 11, 2014 . We undertake no duty to update any forward - looking statement or any information contained in this presentation or in other public disclosures at any time. 2

Corporate Overview • Drug development company focused on the discovery, development and commercialization of new drugs to provide therapies for chronic inflammatory disease, neurological disorders and behavioral health • Advancing into human clinical development in the UK and US • Novel compound Anatabine Citrate backed by strong IP and peer reviewed publications • Large human exposure database through pre - clinical and clinical studies as both a dietary supplement and therapeutic • Recent corporate reorganization (Strategy, Management, & Board) • Publicly traded (NASDAQ:RCPI) 3

Anatabine: Key Attributes • Small molecule • Exhibits anti - inflammatory pharmacological characteristics via Cholinergic Receptor Binding • Crosses blood brain barrier • Excellent bioavailability • Well tolerated as dietary supplement by several hundred thousand users 4 4

Potential Therapeutic Indications • Arthritic Conditions (Osteoarthritis) • Inflammatory Bowel Disorders (Ulcerative Colitis, Crohn’s) • Auto - Immune Disorders ( Thyroiditis ) • CNS (Alzheimer’s, Multiple Sclerosis) • Dermatology (Psoriasis) 5

Anatabine: UK and US Regulatory Strategy • Investigational New Drug Application (IND) filed with US Food and Drug Administration (FDA) – On clinical hold pending additional data – Expect to complete additional pre - clinical studies by November 2014 – Anticipate filing response in December 2014 • Clinical Trial Application (CTA) to be filed in the UK – Expect to file by December 2014 – Engaged Quotient Clinical as CRO – Formulation development (controlled release) 6 6

Inflammatory Molecules: TNF - α, IL - 1, IL - 6, IFN - γ, Cox - 2, Amyloid, etc. Inflammatory Signals 7 NF - kb Signaling pathways:

Pre - Clinical Analysis: Experimental Autoimmune Encephalomyelitis (EAE) • Mice injected at 0 hr and 48 hrs with 300µg of Pertussis toxin • Day 1, 10 Week - old C57Bl6/J Female mice immunized with 300 µg of murine MOG35 - 55 (myelin oligodendrocyte glycoprotein) • Mice randomized in placebo group (n=15) receiving regular drinking water and Anatabine group (n=15) receiving 20 mg/Kg of anatabine diluted in drinking water • Mice evaluated for clinical signs daily (0= no clinical sign; 1= tail paresis; 2= paresis of one hind limb; 3= paresis of two hind limbs; 4= moribund; 5= death) * Paris D, Beaulieu - Abdelahad D, Mullan M, Ait - Ghezala G, Mathura V, et al. (2013) Amelioration of Experimental Autoimmune Encephalomyelitis by Anatabine . PLoS ONE 8(1): e55392. doi :10.1371/ journal.pone .0055392 8 8 s2

45 Second EAE Video 9 9

10 10 Days after MOG vaccination Incidence of hind limb paralysis in Placebo or Anatabine treated EAE mice Incidence of hind limb paralysis Placebo (n=15) Anatabine (n=15)

- Reduced nerve damage in Anatabine treated EAE mouse spinal cord 11 Anatabine : Preclinical Analysis

Normalization of Inflammatory Spleen Cytokines in EAE mice by Anatabine 12 EAE Anatabine EAE Placebo Control

• Evaluating Anatabine in Human Thyroid Health • Primary Outcome: Safety and Tolerability • Secondary Outcome: Anti - thyroid auto - antibodies, thyroid structure, and thyroid function • Enrollment 165 people: 5 - visits, 12 - week, double - blind, randomized, placebo - controlled, parallel - group study. Hashimoto's thyroiditis cytology showing lymphocytes and Hurthle cell metaplasia 13 Lowell R. Schmeltz et al, (2014) Anatabine Supplementation Decreases Thyroglobulin Antibodies in Patients With Chronic Lympho cyt ic Autoimmune (Hashimoto’s) Thyroiditis: A Randomized Controlled Clinical Trial. J Clin Endocrinol Metab, January 2014, 99(1):E137 – E142 Auto - Immune Thyroiditis : Human Trial

14 14 Reduced Anti - thyroglobulin antibodies in Anatabine treated Thyroiditis patients Lowell R. Schmeltz et al, (2014) Anatabine Supplementation Decreases Thyroglobulin Antibodies in Patients With Chronic Lympho cyt ic Autoimmune (Hashimoto’s) Thyroiditis: A Randomized Controlled Clinical Trial. J Clin Endocrinol Metab, January 2014, 99(1):E137 – E142

15 Upcoming Milestones 4Q14 1Q15 2Q15 Additional pre - clinical studies European CTA Filing & approval US IND Response Filed Subject dosing under CTA Safety, PK, PD data Drug Formulation development Phase IIA Efficacy studies

Summary • Drug development company focused on the discovery, development and commercialization of new drugs to provide therapies for chronic inflammatory disease, neurological disorders and behavioral health • Advancing into human clinical development in the UK and US • Novel compound Anatabine Citrate backed by strong IP and peer reviewed publications • Large human exposure database through pre - clinical and clinical studies as both a dietary supplement and therapeutic • Recent corporate reorganization (Strategy, Management, & Board) • Publicly traded (NASDAQ:RCPI) 16